Exhibit 4.5

Execution Version

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of September 10, 2026, by and among Magnolia Oil & Gas Corporation, a Delaware corporation (the “Company”), and each of the persons listed under the heading “Holders” on the signature pages attached hereto (the “Holders,” and each individually, a “Holder”).

RECITALS

WHEREAS, the Company, Magnolia Oil and Gas Operating LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, and WildFire Energy I LLC, a Delaware limited liability company (“WildFire”), entered into a Purchase and Sale Agreement, dated July 19, 2026 (the “Purchase Agreement”);

WHEREAS, in connection with the closing of the transactions contemplated by the Purchase Agreement, on the date hereof, the Holders will receive, in the aggregate, 32,203,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), pursuant to the Purchase Agreement; and

WHEREAS, resales by the Holders of the Common Stock may be required to be registered under the Securities Act and applicable state securities laws, depending upon the status of a Holder or the intended method of distribution of the Common Stock.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

As used in this Agreement, the following terms shall have the meanings indicated:

“$” means United States dollars.

“Affiliate” shall mean, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another person. The term “control” and its derivatives with respect to any person mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise. With respect to a natural person, such person’s Affiliate shall also include such person’s spouse, children, brothers, sisters, parents, grandparents, spouse’s parents, the trustee of any trust that treats such natural person or the persons as mentioned above as beneficiary or the object of such trust, or any entities or trusts that are controlled by the foregoing persons.

“Agreement” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act.

“Block Trade” has the meaning set forth in Section 2.4.

“Block Trade Notice” has the meaning set forth in Section 2.4.

“Block Trade Offer Notice” has the meaning set forth in Section 2.4.

“Board” means the board of directors of the Company.

“Business Day” is any Monday, Tuesday, Wednesday, Thursday or Friday other than a day on which banks and other financial institutions are authorized or required to be closed for business in the State of New York.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Company” has the meaning set forth in the Preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“General Disclosure Package” has the meaning set forth in Section 7.1(i).

“Holder” or “Holders” has the meaning set forth in the Preamble.

“Indemnified Party” has the meaning set forth in Section 7.3.

“Indemnifying Party” has the meaning set forth in Section 7.3.

“Initiating Holder” has the meaning set forth in Section 3.1.

“Kayne” means Kayne Private Energy Income Fund II, L.P., Kayne Private Energy Income Fund II-B, L.P., and Kayne Anderson Energy Fund VIII, L.P. and any successor entities thereto.

“Lock-Up Period” has the meaning set forth in Section 2.6.

“Major Holders” means Warburg, Kayne, WildFire and the individuals listed on Annex A attached hereto, and each of their respective Affiliates and Permitted Transferees, respectively, in each case for so long as such Major Holder is a Holder hereunder.

“Opt-Out Notice” has the meaning set forth in Section 4.1.

“Permitted Transferee” of a Holder shall mean any person in which the Holder owns a majority of the equity interests or any other investment entity that is controlled, advised or managed by the same person or persons that control the Holder or is an Affiliate of such person.

2

“Piggyback Offering” has the meaning set forth in Section 3.1.

“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Registrable Shares” shall mean, with respect to any Holder, the Shares and any other securities issued or issuable with respect to, in exchange for or in substitution for the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization. For purposes of this Agreement, Registrable Shares shall cease to be Registrable Shares when such Registrable Shares (i) have been disposed of pursuant to any offering or sale in accordance with the Shelf Registration Statement, or have been sold pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act or in any other transaction in which the purchaser does not receive “restricted securities” (as that term is defined for purposes of Rule 144), (ii) have been transferred to a transferee that has not agreed in writing and for the benefit of the Company to be bound by the terms and conditions of this Agreement, or (iii) have ceased to be of a class of securities of the Company that is listed and traded on a recognized national securities exchange or automated quotation system. Notwithstanding the foregoing, (A) with respect to any Holder, such Holder’s Shares shall not constitute Registrable Shares if all of such Holder’s Shares (together with any Shares held by Affiliates of such Holder) are eligible for immediate sale in a single transaction pursuant to Rule 144 (or any successor provision) with no volume or manner-of-sale restrictions and without current public information, and (B) for one year from the date of this Agreement, Registrable Shares shall not cease to be Registrable Shares pursuant to clause (i) as a result of an in-kind distribution in which registration rights were transferred pursuant to Section 11.5.

“Registration Expenses” shall mean all expenses incurred in connection with the preparation, printing and distribution of any Shelf Registration Statement and prospectus and all amendments and supplements thereto, and any and all expenses incident to the performance by the Company of its obligations pursuant to this Agreement, including: (i) all registration, qualification and filing fees; (ii) all fees and expenses associated with a required listing of the Registrable Shares on any securities exchange or market; (iii) fees and expenses with respect to filings required to be made with the New York Stock Exchange (or such other securities exchange or market on which the Shares are then listed or quoted) or FINRA; (iv) fees and expenses of compliance with securities or “blue sky” laws (including reasonable and documented fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares); (v) fees and expenses related to registration in any non-U.S. jurisdictions, as applicable; (vi) fees and disbursements of counsel for the Company, the fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters, costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, and expenses of any special audits incident to or required by any such registration) and the fees and expenses of reserve engineers retained by the Company; (vii) all internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties); (viii) the fees and expenses of any person, including special experts, retained by the Company in connection with the preparation of any Shelf Registration Statement; (ix) printer, messenger, telephone and delivery expenses and (x) the reasonable fees and disbursements of one nationally recognized counsel and one local counsel per applicable jurisdiction, to represent all of the Holders participating in any such registration, Underwritten Offering or Block Trade not to exceed $200,000 per registration, Underwritten Offering or Block Trade.

3

“Rule 144 Block Trade” means an offering and/or sale of Registrable Shares made pursuant to Rule 144 on a block trade basis, including a same day trade, overnight trade or similar transaction.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shares” has the meaning set forth in the recitals to this Agreement.

“Shelf Registration Statement” means a “shelf” registration statement of the Company that covers all the Registrable Shares (and may cover other securities of the Company) on Form S-3 and under Rule 415 under the Securities Act or, if the Company is not then eligible to file on Form S-3, on Form S-1 or any other appropriate form under the Securities Act, or any successor rule that may be adopted by the SEC, including without limitation any such registration statement filed pursuant to Section 2.1, and all amendments and supplements to such “shelf” registration statement, including post-effective amendments, in each case, including the prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“Suspension Event” has the meaning set forth in Section 5.1.

“Takedown Holder” has the meaning set forth in Section 2.2(i).

“Takedown Offer Notice” has the meaning set forth in Section 2.2(ii).

“Takedown Request Notice” has the meaning set forth in Section 2.2(ii).

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which shares of Common Stock are sold to one or more underwriters on a firm commitment basis for reoffering to the public.

“Underwritten Shelf Takedown” has the meaning set forth in Section 2.2(i).

“Warburg” means Hawkwood HoldCo, L.P. and any successor entity thereto.

“WildFire” has the meaning set forth in the recitals to this Agreement.

Article II
DEMAND RIGHTS

Section 2.1            Shelf Registration Rights. The Company will prepare and file with the SEC no later than five Business Days following the date of this Agreement, and use its reasonable best efforts to cause to become effective promptly thereafter, a Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement), registering for resale the Registrable Shares under the Securities Act subject to compliance by the Holders of the Registrable Shares with their obligations hereunder, including specifically those obligations set forth in Section 6.2. The plan of distribution set forth in the Shelf Registration Statement will include all such methods of sale as any Holder may reasonably request in writing at least two Business Days prior to the filing of the Shelf Registration Statement and that can be included in the Shelf Registration Statement under the rules and regulations of the SEC. Until such time as all Registrable Shares cease to be Registrable Shares or the Company is no longer eligible to maintain a Shelf Registration Statement, the Company shall use its reasonable best efforts to keep current and effective such Shelf Registration Statement and file such supplements or amendments to such Shelf Registration Statement (or file a new Shelf Registration Statement (which Shelf Registration Statement shall be considered the “Shelf Registration Statement” for purposes of this Agreement and shall be an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement) when such preceding Shelf Registration Statement expires pursuant to the rules of the SEC) as may be necessary or appropriate to keep such Shelf Registration Statement continuously effective and useable for the resale of all Registrable Shares under the Securities Act. When effective, (i) any Shelf Registration Statement (including the documents incorporated therein by reference) will comply in all material respects as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) in the case of any prospectus contained in any Shelf Registration Statement, such prospectus will not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading.

4

Section 2.2            Shelf Take Downs; Request for Underwritten Shelf Takedown.

(i)            At any time and from time to time after the effectiveness of a Shelf Registration Statement, any Major Holder with Registrable Shares (each, a “Takedown Holder”) may request to sell all or any portion of its Registrable Shares included thereon in an Underwritten Offering that is registered pursuant to such Shelf Registration Statement (an “Underwritten Shelf Takedown”); provided that in the case of an Underwritten Shelf Takedown such Takedown Holder(s) will be entitled to make (a) in the aggregate, not more than four written requests (a “Takedown Request Notice”), (b) not more than two Underwritten Shelf Takedown in any twelve-month period and (c) only if the Takedown Holder reasonably expects aggregate gross proceeds of at least $100 million for such Underwritten Shelf Takedown (including proceeds attributable to any Registrable Shares expected to be included in such offering pursuant to Section 2.2(ii) and Section 3.1). Notwithstanding the foregoing, the Company is not obligated to effect an Underwritten Shelf Takedown within 60 days after the closing of an Underwritten Shelf Takedown.

(ii)            The Takedown Request Notice shall specify the approximate number of Registrable Shares to be sold in the Underwritten Shelf Takedown. Within five Business Days after receipt of any Takedown Request Notice, the Company shall give written notice of the requested Underwritten Shelf Takedown (the “Takedown Offer Notice”) to all other Major Holders and, subject to the provisions of Section 2.2(iii) hereof, shall include in the Underwritten Shelf Takedown all Registrable Shares with respect to which the Company has received written requests for inclusion therein within three Business Days after sending the Takedown Offer Notice.

5

(iii)            Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that in the opinion of such underwriter, the distribution of all of the Registrable Shares requested to be sold pursuant to an Underwritten Shelf Takedown would materially and adversely affect the distribution of all of the securities to be underwritten, then the number of Registrable Shares that may be included in such Underwritten Shelf Takedown shall be allocated (a) first, to the Major Holders electing to participate in the Underwritten Shelf Takedown their Registrable Shares, on a pro rata basis based on the relative number of Registrable Shares then held by each such Major Holder; provided that any such amount thereby allocated to each such Major Holder that exceeds such Major Holder’s request shall be reallocated among the other Major Holders in like manner, as applicable; and (b) second, to the Company, if any, and (c) third, to other persons proposing to participate in the Underwritten Shelf Takedown, if any; provided, however, that the number of Registrable Shares to be included in such underwriting shall not be reduced unless all other securities are entirely excluded from such underwriting.

Section 2.3            Selection of Underwriter. A Takedown Holder shall have the right to select the underwriter or underwriters to administer any Underwritten Shelf Takedown or Block Trade; provided that the Takedown Holder shall obtain the Company’s consent on such selection in the case of an Underwritten Shelf Takedown, such consent shall not be unreasonably withheld, conditioned or delayed.

Section 2.4            Block Trades. Notwithstanding anything contained in this Article II, in the event a Takedown Holder desires to sell any Registrable Shares in a bought deal or overnight offering requiring the involvement of the Company but not involving any “road show,” and which is commonly known as a “block trade” (a “Block Trade”), (i) the Takedown Holder shall (a) give at least three Business Days prior notice in writing (the “Block Trade Notice”) of such transaction to the Company and (b) identify the potential underwriter(s) in such notice with contact information for such underwriter(s); and (ii) the Company shall cooperate with such requesting Takedown Holder(s) to the extent it is reasonably able to effect such Block Trade. The Company shall give written notice (the “Block Trade Offer Notice”) of the proposed Block Trade to the Major Holders holding Registrable Shares as soon as practicable but in no event more than one Business Day following the Company’s receipt of the Block Trade Notice, and such notice shall offer such Major Holders the opportunity to participate in such Block Trade by providing written notice of intent to so participate within one Business Day following receipt of the Block Trade Offer Notice; provided, however, that no Block Trade Offer Notice shall be required in connection with the proposed sale of Registrable Shares in a Rule 144 Block Trade; provided, further, that any Major Holder that fails to deliver written notice of its intent to participate within such one Business Day period shall be deemed to have waived its right to participate in such Block Trade. Any Block Trade shall be subject to the cutbacks set forth in Section 2.2(iii). At any time and from time to time after the effectiveness of a Shelf Registration Statement, any Takedown Holder may request to sell all or any portion of its Registrable Shares in a Block Trade if the Takedown Holder reasonably expects aggregate gross proceeds of at least $75 million for such Block Trade that involves an underwriter conducting due diligence, which they would normally conduct in connection with an offering of securities registered under the Securities Act, including, without limitation, receipt of customary opinions and comfort letters; provided that such registered Block Trade shall constitute as an Underwritten Offering under Section 2.2(i), including with regards to limitations on number of requests.

6

Section 2.5            Withdrawals. Even if Registrable Shares held by a Major Holder have been part of an Underwritten Shelf Takedown or Block Trade, such Major Holder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Shares being offered for its account; provided, that notwithstanding the foregoing, a withdrawn demand for an Underwritten Shelf Takedown shall count as one of the permitted Underwritten Shelf Takedowns pursuant to Section 2.2.

Section 2.6            Lock-Up. The Holders hereby irrevocably agree that, without the prior written consent of the Company, the Holders will not, during the period commencing on the date of this Agreement and ending on the date that is 30 days after the date of this Agreement (“Lock-Up Period”), (i) lend, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, in each case whether effected directly or indirectly, any Shares; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) or clause (ii) is to be settled by delivery of shares of Common Stock or other securities, in cash, or otherwise; or (iii) publicly announce the intention to effect any of the transactions covered in clause (i) or clause (ii) above. Notwithstanding anything to the contrary, nothing in this Section 2.6 or elsewhere in this Agreement shall restrict or otherwise limit any transfers of shares of Common Stock (i) pursuant to a bona fide tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock, and in the event of such a transfer, the Company shall reasonably promptly provide the applicable documentation to its transfer agent reasonably promptly following the Holders providing advanced written notice of such transfer to the Company, (ii) in connection with pledging or otherwise granting a security interest in any Shares in a bona fide transaction to one or more lending institutions as collateral or security for any margin loan and any transfer in the event of foreclosure upon such Shares as a result of a default on such margin loan, (iii) to the Company pursuant to agreements under which the Company has the option to repurchase such Shares or pursuant to a share repurchase program approved by the Board, (iv) by operation of law or pursuant to a final order of a court or regulatory agency, (v) to Affiliates of a Holder, or (vi) in an in-kind distribution pursuant to Section 11.14; provided that recipients of securities in any transfer in accordance with this Section 2.6 shall execute a customary written joinder in form and substance reasonably satisfactory to the Company providing that such recipient shall be bound by the Lock-Up Period; provided, further that the Company may impose a lock-up legend during the Lock-Up Period for any securities subject to this Section 2.6.

Article III
“PIGGY-BACK” RIGHTS

Section 3.1            Piggy-Back Rights. If the Company or any holder of Common Stock (the “Initiating Holder”) proposes to sell any shares of Common Stock in an Underwritten Offering other than pursuant to Sections 2.2 or 2.4 of this Agreement (a “Piggyback Offering”) other than (i) a registration statement on Form S-8 or any successor form to Form S-8 or in connection with any employee or director welfare, benefit or compensation plan, (ii) in connection with an exchange offer or an offering of securities exclusively to existing security holders of the Company or its subsidiaries or (iii) relating to a transaction pursuant to Rule 145 under the Securities Act, the Company shall give written notice of the proposed Underwritten Offering to all Major Holders holding Registrable Shares at least two Business Days prior to the filing of the preliminary prospectus supplement or the Shelf Registration Statement, as applicable. Each Major Holder holding Registrable Shares shall have the right to request that all or any part of its Registrable Shares be included in the Underwritten Offering by giving written notice to the Company within one Business Day after receipt of the foregoing notice by the Company. Subject to the provisions of Sections 3.2, 3.3 and 4.1 the Company will include all such Registrable Shares requested to be included by the Major Holders in the Piggyback Offering.

7

Section 3.2            Withdrawal of Exercise of Rights. If, at any time after giving written notice of its intention to do a Piggyback Offering and prior to when the public offering price and underwriters’ discount are determined with the managing underwriter with respect thereto, the Initiating Holder shall determine for any reason not to proceed with the proposed registration, the Company may at its election (or the election of such Initiating Holder(s), as applicable) give written notice of such determination to the Major Holders and thereupon shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith).

Section 3.3            Priority in Piggyback Offerings. If the underwriter advises the Company that in the opinion of such underwriter, the distribution of all of the Registrable Shares requested to be sold pursuant to a Piggyback Offering would materially and adversely affect the distribution of all of the securities to be underwritten, then the number of Registrable Shares that may be included in such Underwritten Shelf Takedown shall be allocated (i) first, all of the securities the Initiating Holder proposes to sell for its own account (and if the Initiating Holder is not the Company, the securities the Company proposes to sell, if any); and (ii) second, such number of Registrable Shares requested to be included in such Underwritten Offering by the Major Holders which, in the opinion of such managing underwriter can be sold without having the adverse effect described above, which number of Registrable Shares shall be allocated pro rata among such Major Holders on the basis of the relative number of Registrable Shares then held by each such Major Holder; provided that any such amount thereby allocated to each such Major Holder that exceeds such Major Holder’s request shall be reallocated among the other Major Holders in like manner, as applicable.

Article IV
OPT-OUT

Section 4.1            Opt-Out Notices. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any Underwritten Offering or Block Trade pursuant to Section 2.2, Section 2.4 and Section 3.1 or Suspension Event pursuant to Section 5.1; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), (i) the Company shall not deliver any such notice to such Holder pursuant to Articles II, III and V of this Agreement, and such Holder shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to a Holder’s intended use of an effective Shelf Registration Statement, such Holder will notify the Company in writing at least two Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered or would have been delivered but for the provisions of this Section 4.1 and the related suspension period remains in effect, the Company will so notify such Holder, within one Business Day of such Holder’s notification to the Company, by delivering to such Holder a copy of such previous notice of Suspension Event, and thereafter will provide such Holder with the related notice of the conclusion of such Suspension Event immediately upon its availability.

8

Article V
SUSPENSION OF OFFERING

Section 5.1            Suspension of Offering. Notwithstanding the provisions of Article II or III, the Company shall be entitled to postpone the effectiveness of the Shelf Registration Statement, or effecting an Underwritten Shelf Takedown or Block Trade, upon written notice (which notice shall not contain any material non-public information regarding the Company) to each Holder whose Registrable Shares are included in the Shelf Registration Statement, if (i) the Company is pursuing a bona fide material acquisition, merger, reorganization, disposition, joint venture, financing or other similar transaction and the Board determines in its reasonable and good faith discretion, that any required disclosure of such transaction in the Shelf Registration Statement or other offering documents would have an adverse effect on any such transaction, (ii) the Company is in possession of material non-public information and the Board determines in its reasonable and good faith discretion that any required disclosure in the Shelf Registration Statement or other offering documents of such information or event would not be in the best interest of the Company or (iii) such filing or use would render the Company unable to comply with the applicable securities laws (each such circumstance, a “Suspension Event”); provided, however, that the Company may not exercise its delay or suspension rights under this Section 5.1 for a period that exceeds sixty (60) consecutive days or ninety (90) days in the aggregate, in each case, in any twelve-month period. The Company shall provide written notice to each Holder promptly (and in any event within two (2) Business Days) following the cessation of the circumstances giving rise to any Suspension Event and the conclusion of the applicable suspension period. Upon receipt of any written notice from the Company of the happening of any Suspension Event, each Holder agrees that it will (i) immediately discontinue offers and sales of the Registrable Shares under the Shelf Registration Statement and (ii) maintain the confidentiality of any information included in such written notice delivered by the Company in accordance with Section 10.1 unless otherwise required by law or subpoena.

Article VI
REGISTRATION PROCEDURES

Section 6.1            Obligations of the Company. When the Company is required to effect the registration of Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall:

(i)            use commercially reasonable efforts to register or qualify the Registrable Shares by the time the Shelf Registration Statement is declared effective by the SEC under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder may reasonably request in writing, to keep each such registration or qualification effective during the period such Shelf Registration Statement is required to be kept effective pursuant to this Agreement, and to do any and all other similar acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the Registrable Shares owned by the Holders in each such jurisdiction; provided, however, that the Company shall not be required to (a) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Agreement, (b) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (c) take any action that would subject it to the general service of process in any jurisdiction where it is not then so subject;

9

(ii)            prepare and file with the SEC such amendments and supplements as to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary (a) to keep such Shelf Registration Statement effective and (b) to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Shares covered by such Shelf Registration Statement, in each case for such time as is contemplated in the applicable provisions above;

(iii)            promptly furnish, without charge, to the Holders such number of copies of the Shelf Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such Shelf Registration Statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, the documents incorporated by reference in such Shelf Registration Statement or prospectus, and such other documents as the Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Holders;

(iv)           promptly notify the Holders: (a) when the Shelf Registration Statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Shelf Registration Statement has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment, when the same has become effective, (b) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation or threat of any proceedings for that purpose, (c) of any delisting or pending delisting of the Shares by any national securities exchange or market on which the Shares are then listed or quoted, and (d) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose;

(v)            use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Shelf Registration Statement, and, if any such order suspending the effectiveness of a Shelf Registration Statement is issued, shall promptly use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment;

(vi)           until the expiration of the period during which the Company is required to maintain the effectiveness of the Shelf Registration Statement as set forth in the applicable sections hereof, promptly notify the Holders: (a) of the existence of any fact of which the Company is aware or the happening of any event that has resulted, or could reasonably be expected to result, in (1) the Shelf Registration Statement, as is then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading or (2) the prospectus included in such Shelf Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (b) of the Company’s reasonable determination that a post-effective amendment to the Shelf Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Shelf Registration Statement inadvisable pending such disclosure and post-effective amendment;

10

(vii)          if any event or occurrence giving rise to an obligation of the Company to notify the Holders pursuant to Section 6.1(vi) takes place, subject to Section 5.1, the Company shall prepare and, to the extent the exemption from prospectus delivery requirements in Rule 172 under the Securities Act is not available, furnish to the Holders a reasonable number of copies of a supplement or post-effective amendment to such Shelf Registration Statement or related prospectus or any document incorporated therein by reference or file any other required document, and shall use commercially reasonable efforts to have such supplement or amendment declared effective, if required, as soon as practicable following the filing thereof, so that (a) such Shelf Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(viii)         use commercially reasonable efforts to cause all such Registrable Shares to be listed or quoted on the national securities exchange or market on which the Shares are then listed or quoted, if the listing or quotation of such Registrable Shares is then permitted under the rules of such national securities exchange or market;

(ix)           if requested by any Holder participating in an offering of Registrable Shares, as soon as practicable after such request, but in no event later than five calendar days (or, if earlier, one Business Day, in the context of a Block Trade) after such request, incorporate in a prospectus supplement or post-effective amendment such information concerning the Holder or the intended method of distribution as the Holder reasonably requests to be included therein and is reasonably necessary to permit the sale of the Registrable Shares pursuant to the Shelf Registration Statement, including information with respect to the number of Registrable Shares being sold, the purchase price being paid therefor and any other material terms of the offering of the Registrable Shares to be sold in such offering; provided, however, that the Company shall not be obligated to include in any such prospectus supplement or post-effective amendment any requested information that is not required by the rules of the SEC and is unreasonable in scope compared with the Company’s most recent prospectus or prospectus supplement used in connection with a primary or secondary offering of equity securities by the Company;

11

(x)             in connection with the preparation and filing of any Shelf Registration Statement, the Company will give the Holders offering and selling thereunder and their respective counsels the opportunity to review and provide comments on such Shelf Registration Statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto (other than amendments or supplements that do not make any material change in the information related to the Company) (provided that the Company shall not file any such Shelf Registration Statement including Registrable Shares or an amendment thereto or any related prospectus or any supplement thereto to which such Holders or the managing underwriter or underwriters, if any, shall reasonably object in writing), and give each of them such access to its books and records and such opportunities to discuss the business of the Company and its subsidiaries with its officers, its counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Holder’s and such underwriters’ respective counsel, to conduct a reasonable due diligence investigation within the meaning of the Securities Act;

(xi)            provide a transfer agent and registrar, which may be a single entity, and a CUSIP number for the Registrable Shares not later than the effective date of the Shelf Registration Statement filed hereunder;

(xii)           in connection with any Underwritten Shelf Takedown or Block Trade, enter into an underwriting agreement in customary form and substance reasonably satisfactory to the Company, the Major Holders and the managing underwriter or underwriters of the public offering of Registrable Shares, if the offering is to be underwritten, in whole or in part; provided that the Major Holders may, at their option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Major Holders. The Company shall cooperate and participate in the marketing of Registrable Shares, including participating in customary “roadshow” presentations, as the Major Holders and/or the managing underwriters may reasonably request; provided that the Company and members of its management team will participate in customary investor conference calls related to a contemplated public offering of Registrable Shares (including any Block Trade) reasonably requested by the Major Holders and/or the managing underwriter without regard to the anticipated aggregate gross proceeds of such contemplated offering; and

(xiii)          in connection with any Underwritten Shelf Takedown or Block Trade, use commercially reasonable efforts to obtain (a) an opinion, dated such date, of the counsel representing the Company for the purposes of such Underwritten Shelf Takedown or Block Trade, in form and substance as is customarily given to underwriters and (b) comfort letters dated such date, from the independent certified public accountants and reserve engineers of the Company, in form and substance as is customarily given by independent certified public accountants and reserve engineers to underwriters in an underwritten public offering, addressed to the underwriters.

Section 6.2            Obligations of the Holders. In connection with the Shelf Registration Statement utilized by the Company to satisfy the provisions of this Agreement, each Holder agrees to reasonably cooperate with the Company in connection with the preparation of the Shelf Registration Statement, and each Holder agrees that such cooperation shall include (i) responding within two Business Days to any written request by the Company to provide or verify information regarding the Holder or the Holder’s Registrable Shares (including the proposed manner of sale) that may be required to be included in any such Shelf Registration Statement pursuant to the rules and regulations of the SEC, and (ii) providing in a timely manner information regarding the proposed distribution by the Holder of the Registrable Shares and such other information as may be requested by the Company from time to time in connection with the preparation of and for inclusion in any Shelf Registration Statement and related prospectus.

12

Section 6.3            Participation in Underwritten Offerings. No Holder may participate in any Underwritten Shelf Takedown or Block Trade hereunder unless such Holder (i) agrees to sell his or its Registrable Shares on the basis provided in the applicable underwriting arrangements (which shall include a customary form of underwriting agreement, which shall provide that the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriters shall also be made to and for the benefit of the participating Holders) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents in customary form as reasonably required under the terms of such underwriting arrangements; provided, however, that, in the case of each of (x) and (y) above, if the provisions of such underwriting arrangements, or the terms or provisions of such questionnaires, powers of attorney, indemnities, underwriting agreements or other documents, are less favorable in any respect to such Holder than to any other person or entity that is party to such underwriting arrangements, then the Company shall use commercially reasonable best efforts to cause the parties to such underwriting arrangements to amend such arrangements so that such Holder receives the benefit of any provisions thereof that are more favorable to any other person or entity that is party thereto. If any Holder does not approve of the terms of such underwriting arrangements, such Holder may elect to withdraw from such offering by providing written notice to the Company and the underwriter.

Section 6.4            Offers and Sales. All offers and sales by a Holder under any Shelf Registration Statement shall be completed within the period during which the Shelf Registration Statement is required to remain effective pursuant to the applicable provision above and not the subject of any stop order, injunction or other order of the SEC. Upon expiration of such period, no Holder will offer or sell the Registrable Shares under the Shelf Registration Statement. If directed in writing by the Company, each Holder will return or, in each such Holder’s sole discretion destroy, all undistributed copies of the applicable prospectus in its possession upon the expiration of such period.

Section 6.5            Underwritten Offering Lockup. In connection with any Underwritten Offering or Block Trade, whether or not a Major Holder participates, each Major Holder agrees not to effect any sale or distribution, including any sale pursuant to Rule 144, of any Registrable Shares, and not to effect any sale or distribution of other securities of the Company or of any securities convertible into or exchangeable or exercisable for any other securities of the Company (in each case, other than as part of such underwritten public offering), in each case, during such period as the managing underwriter may require (not to exceed 60 calendar days) (or such other period as may be requested by the Company or the managing underwriter to comply with regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto) beginning on the closing date of the sale of such securities pursuant to such an effective registration statement, except as part of such offering; provided that transfers of shares of Common Stock in connection with pledging or otherwise granting a security interest in any Shares in a bona fide transaction to one or more lending institutions as collateral or security for any margin loan and any transfer in the event of foreclosure upon such Shares as a result of a default on such margin loan shall be permitted; provided, further, that any in-kind distribution by WildFire permitted by Section 11.14 shall be permitted; provided, further, that all executive officers and directors of the Company are bound by and have entered into substantially similar lock-up agreements; provided, further, that any waiver of such lock-up (or substantially similar lock-up agreement) shall apply pro rata to the Major Holders.

13

Article VII
INDEMNIFICATION; CONTRIBUTION

Section 7.1            Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their partners, members, managers, officers, directors, trustees, employees or representatives, as follows:

(i)             against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred (including reasonable fees and disbursements of counsel to such Holders), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto) pursuant to which the Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included in any issuer free writing prospectus (within the meaning of Rule 433 of the Securities Act, and together with any preliminary prospectus and other information conveyed to the purchaser of Registrable Shares at the time of sale (as such terms are used in Rule 159(a) of the Securities Act), the “General Disclosure Package”), the General Disclosure Package, or any prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law;

(iii)           against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred (including reasonable fees and disbursements of counsel to such Holders), and to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, any such alleged untrue statement or omission, or any such violation or alleged violation, if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld or delayed); and

14

(iv)           against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel to such Holders), reasonably incurred and documented in investigating, preparing, defending against or participating in (as a witness or otherwise) any litigation, arbitration, action, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, any such alleged untrue statement or omission or any such violation or alleged violation, to the extent that any such expense is not paid under subparagraph (i), (ii) or (iii) above; provided, however, that the indemnity provided pursuant to Sections 7.1 through 7.3 does not apply to any Holder with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (a) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in strict conformity with written information furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or the prospectus (or any amendment or supplement thereto), or (b) such Holder’s failure to deliver an amended or supplemental prospectus furnished to such Holder by the Company, if required by law to have been delivered, if such loss, liability, claim, damage, judgment or expense would not have arisen had such delivery occurred.

Section 7.2            Indemnification by Holder. Each Holder severally and not jointly agrees to indemnify and hold harmless the Company, and each of its directors and officers (including each director and officer of the Company who signed the Shelf Registration Statement), and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)             against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto) pursuant to which the Registrable Shares of such Holder were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included in any issuer free writing prospectus (within the meaning of Rule 433 of the Securities Act), the General Disclosure Package, or any prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), and to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of such Holder; and

15

(iii)            against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing, defending or participating in (as a witness or otherwise) against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided, however, that a Holder shall only be liable under the indemnity provided pursuant to Sections 7.1 through 7.3 with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (a) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in strict conformity with written information furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or the prospectus (or any amendment or supplement thereto) or (b) such Holder’s failure to deliver an amended or supplemental prospectus furnished to such Holder by the Company, if required by law to have been delivered, if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred. Notwithstanding the provisions of Sections 7.1 through 7.3, a Holder and any permitted assignee shall not be required to indemnify the Company, its officers, directors or control persons with respect to any amount in excess of the amount of the aggregate net cash proceeds received by such Holder or such permitted assignee, as the case may be, from sales of the Registrable Shares of such Holder under the Shelf Registration Statement that is the subject of the indemnification claim.

Section 7.3            Conduct of Indemnification Proceedings. An indemnified party hereunder (the “Indemnified Party”) shall give reasonably prompt notice to the indemnifying party (the “Indemnifying Party”) of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Indemnifying Party (i) shall not relieve it from any liability which it may have under the indemnity provisions of Section 7.1 or 7.2 above, unless and only to the extent it did not otherwise learn of such action and the lack of notice by the Indemnified Party results in the forfeiture by the Indemnifying Party of substantial rights and defenses, and (ii) shall not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided under Section 7.1 or 7.2 above. If the Indemnifying Party so elects within a reasonable time after receipt of such notice, the Indemnifying Party may assume the defense of such action or proceeding at such Indemnifying Party’s own expense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed; provided, however, that the Indemnifying Party will not settle, compromise or consent to the entry of any judgment with respect to any such action or proceeding without the written consent of the Indemnified Party unless such settlement, compromise or consent secures the unconditional release of the Indemnified Party; and provided further, that, if the Indemnified Party reasonably determines that a conflict of interest exists where it is advisable for the Indemnified Party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party, then the Indemnifying Party shall not be entitled to assume such defense and the Indemnified Party shall be entitled to separate counsel at the Indemnifying Party’s expense. If the Indemnifying Party is not entitled to assume the defense of such action or proceeding as a result of the second proviso to the preceding sentence, the Indemnifying Party’s counsel shall be entitled to conduct the Indemnifying Party’s defense and counsel for the Indemnified Party shall be entitled to conduct the defense of the Indemnified Party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the Indemnifying Party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the Indemnifying Party will pay the reasonable fees and expenses of counsel for the Indemnified Party. In such event, however, the Indemnifying Party will not be liable for any settlement effected without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If an Indemnifying Party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the Indemnifying Party shall not be liable for any fees and expenses of counsel for the Indemnified Party incurred thereafter in connection with such action or proceeding.

16

Section 7.4            Contribution.

(i)            In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 7.1 through 7.3 is for any reason held to be unenforceable by the Indemnified Party although applicable in accordance with its terms, the Indemnified Party and the Indemnifying Party shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Indemnified Party and the Indemnifying Party, in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Indemnifying Party on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Indemnifying Party or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

(ii)            The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7.4, a Holder shall not be required to contribute any amount (together with the amount of any indemnification payments made by such Holder pursuant to Section 7.2) in excess of the amount of the aggregate net cash proceeds received by such Holder from sales of the Registrable Shares of such Holder under the Shelf Registration Statement that is the subject of the indemnification claim.

17

(iii)            Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7.4, each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their partners, members, officers, directors, trustees, employees or representatives, shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Shelf Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Article VIII
EXPENSES

Section 8.1            Expenses. The Company will pay all Registration Expenses in connection with each registration or registered offering of Registrable Shares pursuant to Article II or III. Each Holder shall be responsible for the payment of any and all brokerage and sales commissions, fees and disbursements of the Holder’s counsel that are not Registration Expenses, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the Registrable Shares by such Holder pursuant to any Shelf Registration Statement or otherwise.

Article IX
RULE 144 REPORTING

Section 9.1            Rule 144 Reporting. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration statement, if the Shares of the Company are registered under the Exchange Act, the Company agrees to:

(i)             make and keep public information available as those terms are understood and defined in Rule 144;

(ii)            file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii)           furnish to any Holder, so long as the Holder owns any Registrable Shares, upon request, (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to a registration statement (at any time after it so qualifies) and (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such registration statement.

18

Article X
CONFIDENTIALITY; REMOVAL OF LEGENDS

Section 10.1          Confidentiality. To the extent that the information and other material in connection with the registration rights contemplated in this Agreement (in any case, whether furnished before, on or after the date hereof) constitutes or contains confidential business, financial or other information of the Company or the Holders or their respective Affiliates, each party hereto covenants for itself and its directors, officers, employees and shareholders that it shall use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to persons other than to their respective authorized employees, counsel, accountants, advisers, shareholders, partners, limited partners or members (or proposed shareholders, partners, limited partners or members or advisers of such persons), and other authorized representatives, in each case, so long as such person agrees to keep such information confidential in accordance with the terms hereof; provided, however, that each Holder or the Company may disclose or deliver any information or other material disclosed to or received by it should such Holder or the Company be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order or process and in any such instance the Holder or the Company, as the case may be, making such disclosure shall use reasonable efforts to consult with the Company prior to making any such disclosure. Notwithstanding the foregoing, a Holder will be permitted to disclose any information or other material disclosed to or received by it hereunder and not be required to provide the aforementioned notice, if such disclosure is in connection with (i) such Holder’s reporting obligations pursuant to Section 13 or Section 16 of the Exchange Act or (ii) a routine audit by a regulatory or self-regulatory authority that maintains jurisdiction over the Holder; provided, however, that such Holder agrees, in the case of (ii) in the preceding clause, to undertake to file an appropriate request seeking to have any information disclosed in connection with such routine audit treated confidentially. For purposes of this Section 10.1, “due care” means at least the same level of care that such Holder would use to protect the confidentiality of its own sensitive or proprietary information. This Section 10.1 shall not apply to information that is or becomes publicly available (other than to a person who by breach of this Agreement has caused such information to become publicly available).

Section 10.2          Removal of Legends. The restrictive legend on any Registrable Shares covered by this Agreement shall be removed if (a) such Registrable Shares are sold pursuant to an effective Shelf Registration Statement, (b) a Shelf Registration Statement covering the resale of such Registrable Shares is effective under the Securities Act and the applicable Holder delivers to the Company a representation letter and/or “will comply” letter, as applicable, in form and substance reasonably acceptable to the Company certifying that such Holder will only transfer such Registrable Shares pursuant to such effective Shelf Registration Statement, (c) such Registrable Shares may be sold by the applicable Holder free of restrictions without regard to Rule 144(b) under the Securities Act (i.e., such Holder is not an affiliate of the Company, and has not been an affiliate of the Company for the previous three months, and has satisfied the one-year holding period under Rule 144), (d) such Registrable Shares are being sold pursuant to Rule 144, or (e) such Registrable Shares may be sold by the applicable Holder pursuant to Rule 144 and the applicable Holder delivers to (i) the Company a representation letter in form and substance reasonably acceptable to the Company and (ii) the Company’s transfer agent an opinion of counsel; provided that the applicable Holder has provided all documentation and evidence as may reasonably be required by the Company or its transfer agent to confirm that the legend may be removed under applicable securities laws. The Company shall cooperate with the applicable Holder to effect removal of the legend on such Registrable Shares as soon as reasonably practicable after delivery of notice from such Holder that the conditions to removal are satisfied. The Company shall bear all direct costs and expenses incurred by the Company associated with the removal of a legend pursuant to this Section. In connection with any sale or transfer of Registrable Shares by any Holder, including any sale or transfer pursuant to Rule 144, the Company shall, to the extent allowed by law, take any and all action necessary or reasonably requested by such Holder in order to permit or facilitate such sale or transfer, including by (i) issuing directions to any transfer agent, registrar or depositary, (ii) delivering such opinions to the transfer agent as are customary and reasonably requested, and (iii) taking such other actions as are reasonably necessary to cause any restrictive legends to be removed and any transfer restrictions to be rescinded.

19

Article XI
MISCELLANEOUS

Section 11.1          Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

Section 11.2          Notices. All notices and communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be delivered personally, sent by courier, sent by certified mail by United States Mail with all postage fully prepaid (provided that an email is sent at the same time by the notifying party to the receiving party notifying the receiving party of the notice), or sent by electronic mail (“email”) transmission, addressed to the appropriate party at the address for such party set forth on the signature pages attached hereto or any Adopting Agreement. Any notice given in accordance herewith shall be deemed to have been given only when delivered to the addressee in person or by courier or transmitted by email transmission (without notice of failed delivery to the required party) during normal business hours on a Business Day (or if delivered or transmitted after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day), or upon actual receipt by the addressee during normal business hours on a Business Day after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be (or if delivered after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day). The Parties may change the address and the email address to which such communications are to be addressed by giving written notice to the other Parties in the manner provided in this Section 11.2.

Section 11.3          Headings and Interpretation. All section and subsection headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning, construction or scope of any of the provisions hereof. The Holders hereby disclaim any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

20

Section 11.4          Entire Agreement; Amendment. This Agreement (including all schedules) constitutes the entire and only agreement among the parties hereto concerning the subject matter hereof and thereof, and supersedes any prior agreements or understandings concerning the subject matter hereof and thereof. Any oral statements or representations or prior written matter with respect thereto not contained herein shall have no force and effect. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the Company and the Holders that, in the aggregate, hold not less than a majority of the then remaining Registrable Shares; provided further that no provision of this Agreement may be amended or modified unless any and each Holder adversely affected by such amendment or modification in a manner different than other Holders has expressly consented in writing to such amendment or modification.

Section 11.5          Assignment; Successors and Assigns. This Agreement and the rights granted hereunder may not be assigned by any Holder without the written consent of the Company; provided, however, that the registration rights granted herein may be transferred only by a Holder (i) to a Permitted Transferee of such Holder’s Registrable Shares or (ii) to a Major Holder in an in-kind distribution by WildFire permitted by Section 11.14; provided further that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement and executes and delivers to the Company a duly executed Adoption Agreement in substantially the form attached hereto as Exhibit A. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their successors, heirs, legatees, devisees, permitted assigns, legal representatives, executors and administrators, except as otherwise provided herein.

Section 11.6          Severability. If any term or other provision of this Agreement is rendered or declared invalid, illegal or incapable of being enforced by any law or by decree of a court of last resort, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 11.7          Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a party by facsimile or other electronic transmission shall be deemed an original signature hereto.

Section 11.8          Representations. Each of the parties hereto, as to itself only, represents that this Agreement has been duly authorized and executed by it and that all necessary corporate actions have been taken by it in order for this Agreement to be enforceable against it under all applicable laws. Each party hereto, as to itself only, further represents that all persons signing this Agreement on such party’s behalf have been duly authorized to do so.

21

Section 11.9          Governing Law; Jurisdiction; Waiver of Jury Trial.

(i)            EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RIGHTS, DUTIES AND RELATIONSHIP OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAW, RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.

(ii)            EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT THE APPROPRIATE, EXCLUSIVE AND CONVENIENT FORUM (THE “FORUM”) FOR ANY ACTIONS BETWEEN THE PARTIES ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE IN THE state and federal courts in Harris County, Texas with respect to any proceeding arising out of or relating to this Agreement; provided, however, that to the extent the Texas Business Court in Harris County, Texas has concurrent jurisdiction over any proceeding arising out of or relating to this Agreement, the parties shall instead submit to the jurisdiction of such Texas Business Court. EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT SOLELY FOR THE PURPOSE OF ANY SUCH ACTIONS. NO PARTY SHALL BRING ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT IN ANY COURT OR JURISDICTION OTHER THAN THE FORUM; PROVIDED, HOWEVER, THAT NOTHING IN THIS Section 11.9 SHALL LIMIT THE RIGHTS OF THE PARTIES TO OBTAIN EXECUTION OF A JUDGMENT IN ANY OTHER JURISDICTION. TO THE EXTENT PERMITTED BY LAW, A FINAL AND NON-APPEALABLE ORDER OR JUDGMENT AGAINST A PARTY IN ANY ACTION CONTEMPLATED BY THIS Section 11.9 SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON SUCH ORDER OR JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF SUCH ORDER OR JUDGMENT.

(iii)           To the extent that any party or any of its Affiliates has acquired, or hereafter may acquire, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such party (on its own behalf and on behalf of its Affiliates) hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of any court described in Section 11.9(ii).

(iv)           EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (III) IT MAKES SUCH WAIVER VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.9(iv).

22

Section 11.10        Specific Performance. The parties hereto agree that irreparable damage would occur in the event the provisions of this Agreement were not performed in accordance with the terms hereof, and that the Holders and the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 11.11        No Third Party Beneficiaries. It is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

Section 11.12        General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)             the terms defined in this Agreement include the plural as well as the singular, and the use of any gender or neuter form herein shall be deemed to include the other gender and the neuter form;

(ii)            references herein to “Sections,” “subsections,” “paragraphs,” and other subdivisions without reference to a document are to designated Sections, paragraphs and other subdivisions of this Agreement;

(iii)           a reference to a paragraph without further reference to a Section is a reference to such paragraph as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions;

(iv)           the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(v)            the term “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; and

(vi)           the term “person” means any individual, corporation, partnership, limited liability company, association, joint venture, an association, a joint stock company, trust, unincorporated organization, governmental or political subdivision or agency, or any other entity of whatever nature.

Section 11.13        No Inconsistent Agreements. The Company is not currently a party to, and shall not hereafter enter into without the prior written consent of the Holders of a majority of the then-outstanding Registrable Shares, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement, including any such agreement that would allow any current or prospective holder of any securities of the Company to (a) participate on a superior basis (in terms of cutbacks on the advice of underwriters) with a Takedown Holder in an Underwritten Shelf Takedown or Block Trade (or any Major Holder participating therein) or (b) require the Company to include securities in any registration statement filed by, or any underwritten offering undertaken by, the Company on a basis other than expressly pari passu or subordinate to the priority rights of the Holders hereunder.

23

Section 11.14        In-Kind Distributions. If any Holder seeks to effectuate an in-kind distribution of all or part of its Shares to its direct or indirect equityholders, the Company will reasonably cooperate with and assist such Holder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of Company Shares without restrictive legends, to the extent no longer applicable).

Section 11.15       Reasonable Assistance. If requested by any Holder in connection with any transaction involving any Registrable Shares (including any sale or other transfer of such securities without registration under the Securities Act, any margin loan with respect to such securities and any pledge of such securities), the Company agrees to provide such Holder with customary and reasonable assistance to facilitate such transaction, including, without limitation, (i) such action as such Holder may reasonably request from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act and (ii) entering into an “issuer’s agreement” in connection with any margin loan with respect to such securities in customary form.

Section 11.16       Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) the mutual written agreement of each of the parties hereto to terminate this Agreement or (b) such date as no Registrable Shares remain outstanding.

[Signature Page Follows]

24

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

MAGNOLIA OIL & GAS CORPORATION

By:	/s/ Christopher Stavros

Name:	Christopher Stavros

Title:	President and Chief Executive Officer

Notice Information:

Magnolia Oil & Gas Corporation
Nine Greenway Plaza, Suite 1300
Houston, Texas 77046
Attention:	Tim Yang and Jordan Benningfield
Email:	tyang@mgyoil.com; jbenningfield@mgyoil.com

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
609 Main Street, Suite 4700
Houston, Texas 77002
Attention:	Michael W. Rigdon, P.C.
Email:	michael.rigdon@kirkland.com

Signature Page to

Registration Rights Agreement

HOLDERS:

WILDFIRE ENERGY I LLC

By:	/s/ Steve Habachy

Name:	Steve Habachy

Title:	President & Chief Operating Officer

Notice Information:

WildFire Energy I LLC
920 Memorial City Way, Suite 1400
Houston, Texas 77024
Attention:	Anthony F. Bahr
Email:	anthony@wildfire-energy.com

With copies to (which shall not constitute notice):

Troutman Pepper Locke LLP
600 Travis St., Suite 2800
Houston, Texas 77002
Attention:	Kevin N. Peter;
Jennie Simmons;
Hunter Summerford
Email:	Kevin.Peter@troutman.com;
Jennie.Simmons@troutman.com;
Hunter.Summerford@troutman.com

Warburg Pincus LLC
450 Lexington Avenue, 32nd Floor
New York, New York 10017
Attention:	Rob Buonanno;
Jeff Luse;
Alison Heyden Colby;
Matthew Davis
Email:	robert.buonanno@warburgpincus.com;
jeff.luse@warburgpincus.com;
alison.colby@warburgpincus.com;
matthew.davis@warburgpincus.com

Signature Page to

Registration Rights Agreement

Kayne Anderson Capital Advisors, L.P.
2121 Avenue of the Stars
Los Angeles, California 90067
Attention:	Danny Weingeist;
Mark Teshoian;
Kyle Murphy
Email:	mteshoian@kaynecapital.com;
dweingeist@kaynecapital.com;
kmurphy@kaynecapital.com

Kirkland & Ellis LLP
609 Main Street, Suite 4700
Houston, Texas 77002
Attention:	Julian J. Seiguer, P.C.;
Anthony L. Sanderson
Email:	julian.seiguer@kirkland.com;
anthony.sanderson@kirkland.com

Signature Page to

Registration Rights Agreement

ANNEX A

1.	Anthony Bahr

2.	Steve Habachy

3.	Drew Cozby

EXHIBIT A

This Adoption Agreement (“Adoption Agreement”), dated [●], 20[●] (the “Effective Date”) is executed by the undersigned transferee (“Transferee”) pursuant to the terms of the Registration Rights Agreement, dated September 10, 2026, among Magnolia Oil & Gas Corporation, a Delaware corporation (the “Company”), and the Holders party thereto (as amended from time to time, the “Registration Rights Agreement”). Terms used and not otherwise defined in this Adoption Agreement have the meanings set forth in the Registration Rights Agreement.

By the execution of this Adoption Agreement, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring the number of shares of Common Stock set forth below its name on the signature page hereto, subject to the terms and conditions of the Registration Rights Agreement.

2.	Agreement. Transferee (i) agrees that the shares of Common Stock acquired by Transferee shall be bound by and subject to the terms of the Registration Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Registration Rights Agreement with the same force and effect as if he, she or it were originally a party thereto.

3.	Notice. Any notice required or permitted by the Registration Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.	Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption Agreement to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and other securities referred to above and in the Registration Rights Agreement, to the terms of the Registration Rights Agreement.

[Remainder of Page Left Intentionally Blank]

EXECUTED AND DATED as of the Effective Date.

TRANSFEREE

By:
Name:
Title:

Number of Shares of Common Stock: ________
Address:

ACKNOWLEDGED AND AGREED:

MAGNOLIA OIL & GAS CORPORATION

By:
Name:
Title: